Exhibit 99.1

Starbucks Reports Record Q3 Fiscal 2018 Revenues and EPS
Consolidated Net Revenues Up 11% to a Record $6.3 Billion; Comparable Store Sales Up 1% Globally and in the U.S.
GAAP EPS of $0.61; Non-GAAP EPS of $0.62, Up 13% Year-Over-Year
Active Starbucks RewardsTM Membership in the U.S. Increases 14% Year-Over-Year to 15.1 Million
Cash Returned to Shareholders Exceeds $5 Billion Fiscal Year-To-Date

SEATTLE; July 26, 2018 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter ended July 1, 2018. GAAP results in fiscal 2018 and fiscal 2017 include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal 2018 Highlights

•	Global comparable store sales increased 1%, driven by a 3% increase in average ticket

◦	Americas and U.S. comparable store sales increased 1%

◦	CAP comparable store sales decreased 1%

▪	China comparable store sales decreased 2%

•	Consolidated net revenues of $6.3 billion, up 11% over the prior year including:

◦
3% net benefit from consolidation of the acquired East China business and other streamline-driven activities, including Teavana mall store closures, the Tazo divestiture, and the conversion of certain international retail operations from company-owned to licensed models

◦	1% benefit from foreign currency translation

•	GAAP operating margin, inclusive of restructuring and impairment charges, declined 190 basis points year-over-year to 16.5%

◦	Non-GAAP operating margin of 18.5% declined 230 basis points compared to the prior year

•	GAAP Earnings Per Share of $0.61, up 30% over the prior year

◦	Non-GAAP EPS of $0.62, up 13% over the prior year

◦	GAAP and non-GAAP EPS include $0.02 of unfavorability associated with May 29th anti-bias training

•	Starbucks RewardsTM loyalty program added 1.9 million active members in the U.S., up 14% year-over-year; total member spend now represents 40% of U.S. company-operated sales

•	Mobile Order and Pay represented 13% of U.S. company-operated transactions

•	The company opened 511 net new stores in Q3 and now operates 28,720 stores across 77 markets

•	The company returned $1.3 billion to shareholders through a combination of dividends and share repurchases

“Starbucks record performance in Q3 reflects successful execution against our strategic growth priorities and our commitment to deliver predictable, sustainable growth at scale - and meaningful increases in long-term value - for our shareholders,” said Kevin Johnson, Starbucks ceo and president. “We remain confident in our global growth strategies, in the sustainability of our leadership position around all things coffee and tea and in our leadership teams around the world to navigate our next phase of growth.”

“Starbucks record Q3 revenues and profits once again reflect the underlying strength of the Starbucks business and brand all around the world,” said Scott Maw, cfo. “We continue to grow share in virtually every market and channel in which we operate at the same time that our streamline initiatives are enabling us to sharpen our focus - and leverage our resources - against our highest value, long-term growth opportunities.”

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Third Quarter Fiscal 2018 Summary

	Quarter Ended Jul 1, 2018
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	1%	(2)%	3%
Americas	1%	(2)%	4%
CAP	(1)%	(3)%	2%
EMEA(2)	0%	(2)%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 15% of the EMEA segment store portfolio as of July 1, 2018.

Operating Results	Quarter Ended		Change
($ in millions, except per share amounts)	Jul 1, 2018	Jul 2, 2017
Net New Stores	511	575	(64)
Revenues	$6,310.3	$5,661.5	11%
Operating Income	$1,038.2	$1,044.2	(1)%
Operating Margin	16.5%	18.4%	(190) bps
EPS	$0.61	$0.47	30%

Consolidated net revenues grew 11% over Q3 FY17 to $6.3 billion in Q3 FY18, primarily driven by incremental revenues from the impact of our ownership change in East China, incremental revenues from 2,015 net new Starbucks store openings over the past 12 months, favorable foreign currency translation, and 1% growth in global comparable store sales.

Consolidated operating income declined 1% to $1,038.2 million in Q3 FY18, down from $1,044.2 million in Q3 FY17. Consolidated operating margin declined 190 basis points to 16.5%, primarily due to higher investments in our store partners (employees), product mix shift, largely food related, and the impact of our ownership change in East China, partially offset by lower restructuring and impairment costs.
Q3 Americas Segment Results

	Quarter Ended		Change
($ in millions)	Jul 1, 2018	Jul 2, 2017
Net New Stores	180	244	(64)
Revenues	$4,230.6	$3,991.9	6%
Operating Income	$908.7	$974.8	(7)%
Operating Margin	21.5%	24.4%	(290) bps

Net revenues for the Americas segment grew 6% over Q3 FY17 to $4.2 billion in Q3 FY18, primarily driven by incremental revenues from 902 net new store openings over the past 12 months and 1% growth in comparable store sales, partially offset by the absence of revenue related to the sale of our Brazil retail operations to a licensed partner in Q2 FY18.

Operating income declined 7% to $908.7 million in Q3 FY18, down from $974.8 million in Q3 FY17. Operating margin of 21.5% declined 290 basis points, primarily due to higher investments in our store partners (employees), food-related mix shift, and the impact of the May 29th anti-bias training for U.S. partners.

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Q3 China/Asia Pacific Segment Results

	Quarter Ended		Change
($ in millions)	Jul 1, 2018	Jul 2, 2017
Net New Stores	257	250	7
Revenues	$1,229.0	$840.6	46%
Operating Income	$234.1	$223.8	5%
Operating Margin	19.0%	26.6%	(760) bps

Net revenues for the China/Asia Pacific segment grew 46% over Q3 FY17 to $1,229.0 million in Q3 FY18, primarily driven by incremental revenues from the impact of our ownership change in East China, incremental revenues from 746 net new store openings over the past 12 months, and favorable foreign currency translation, partially offset by the absence of revenue related to the sale of our Singapore retail operations to a licensed partner in Q4 FY17 and a 1% decrease in comparable store sales.

Q3 FY18 operating income of $234.1 million grew 5% over Q3 FY17 operating income of $223.8 million. Operating margin declined 760 basis points to 19.0%, primarily due to the impact of our ownership change in East China.
Q3 EMEA Segment Results

	Quarter Ended		Change
($ in millions)	Jul 1, 2018	Jul 2, 2017
Net New Stores	76	87	(11)
Revenues	$275.4	$249.9	10%
Operating Income	$34.9	$9.8	256%
Operating Margin	12.7%	3.9%	880 bps

Net revenues for the EMEA segment grew 10% over Q3 FY17 to $275.4 million in Q3 FY18, primarily driven by incremental revenues from the opening of 375 net new licensed stores over the past 12 months and favorable foreign currency translation.

Operating income of $34.9 million in Q3 FY18 grew 256% versus operating income of $9.8 million in Q3 FY17. Operating margin expanded 880 basis points to 12.7%, primarily due to lapping the prior year partial impairment of goodwill related to our Switzerland retail business and favorable foreign currency impacts on cost of sales.
Q3 Channel Development Segment Results

	Quarter Ended		Change
($ in millions)	Jul 1, 2018	Jul 2, 2017
Revenues	$509.0	$478.7	6%
Operating Income	$212.8	$210.2	1%
Operating Margin	41.8%	43.9%	(210) bps

Net revenues for the Channel Development segment of $509.0 million in Q3 FY18 increased 6% versus the prior year quarter primarily driven by increased sales in packaged coffee, foodservice and international channels, and higher sales of premium single-serve products, partially offset by the absence of revenue from the sale of our Tazo brand in Q1 FY18.

Operating income of $212.8 million in Q3 FY18 grew 1% compared to Q3 FY17. Operating margin declined 210 basis points to 41.8%, primarily driven by the impact of streamline-driven activities and lower income from our North American Coffee Partnership joint venture.

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Q3 All Other Segments Results

	Quarter Ended		Change
($ in millions)	Jul 1, 2018	Jul 2, 2017
Net New Stores	(2)	(6)	4
Revenues	$66.3	$100.4	(34)%
Operating Loss	$(9.8)	$(112.3)	(91)%

All Other Segments primarily includes Seattle’s Best Coffee®, Starbucks ReserveTM Coffee and Roastery businesses, and Teavana-branded stores. The lower operating loss in Q3 FY18 as compared to the prior year was primarily due to fewer Teavana restructuring and other impairment costs.

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Year to Date Financial Results

	Three Quarters Ended Jul 1, 2018
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	2%	(1)%	3%
Americas	2%	(1)%	3%
CAP	1%	(1)%	2%
EMEA(2)	(1)%	(4)%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 15% of the EMEA segment store portfolio as of July 1, 2018.

Operating Results	Three Quarters Ended		Change
($ in millions, except per share amounts)	Jul 1, 2018	Jul 2, 2017
Net New Stores (1)	1,381	1,651	(270)
Revenues	$18,415.9	$16,688.5	10%
Operating Income	$2,926.9	$3,112.1	(6)%
Operating Margin	15.9%	18.6%	(270) bps
EPS	$2.67	$1.43	87%
(1) Fiscal 2018 net new stores include the net closure of 303 Teavana-branded stores.

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Fiscal 2018 Targets

The company updates its expected FY18 global comparable store sales and EPS targets, but reiterates its unit development and revenue growth expectations:

•	Continues to expect approximately 2,300 net new Starbucks stores globally

•	Now expects full year global comparable store sales growth to be just below the 3-5% targeted range; Q4 expected to be at the lower end of the 3-5% range

•
Continues to expect consolidated revenue growth in the high single digits when excluding approximately 2 points of net favorability from the East China acquisition and other streamline-driven activities

•	Now expects GAAP EPS in the range of $3.26 to $3.28 and non-GAAP EPS in the range of $2.40 to $2.42

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide select quarterly and segment information regarding its business outlook during its regularly scheduled quarterly earnings conference calls; this information will also be available following the call on the company's website at http://investor.starbucks.com.

Company Updates

•
In May, Starbucks announced it will form a global coffee alliance with Nestlé S.A. to accelerate and grow the global reach of Starbucks brands in Consumer Packaged Goods (CPG) and Foodservice. As part of the alliance, Nestlé will obtain the rights to market, sell, and distribute Starbucks®, Seattle’s Best Coffee®, Starbucks Reserve®, Teavana™, Starbucks VIA® and Torrefazione Italia® packaged coffee and tea in all global at-home and away-from-home channels. Nestlé will pay Starbucks $7.15 billion in closing consideration, and Starbucks - with a focus on long term shareholder value creation - will retain a significant stake as licensor and supplier of roast and ground and other products going forward. Additionally, the Starbucks brand portfolio will be represented on Nestlé’s single-serve capsule systems. The agreement is expected to close in Q4 FY18.

•
In June, the company announced that Howard Schultz would step down as executive chairman and member of the Board of Directors and be honored with the title of chairman emeritus effective June 26, 2018. Concurrently, Myron E. “Mike” Ullman was appointed as the new chair of the Board and Mellody Hobson as vice chair of the Board upon Schultz’s retirement.

•
Starbucks announced that Scott Maw, executive vice president and chief financial officer, will retire effective November 30, 2018. Starbucks has launched an external search for a new cfo. After his retirement, Maw will continue to support the transition in a senior consultant role through March 2019.

•
On June 19, Starbucks announced a set of strategic priorities and corresponding operational initiatives to accelerate growth and create long-term shareholder value. Full details of the release and corresponding presentation may be found on the company's website at http://investor.starbucks.com.

•
Starbucks hosted its first-ever China Investor Day in Shanghai on May 16, where the company announced plans to build 600 net new stores annually over the next five years in Mainland China - a goal that will double the market’s store count from the end of FY17 to 6,000 across 230 cities by FY22.

•
The company announced it will phase out plastic straws from more than 28,000 stores worldwide by 2020, resulting in the elimination of more than 1 billion straws per year. Customers who prefer or need a straw can request one made of alternative materials for use with any cold drink.

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•
Starbucks announced that it closed more than 8,000 company-owned stores and its corporate offices in the U.S. on May 29 to conduct racial-bias training for partners (employees). The training was provided to nearly 175,000 partners across the country and will become part of the onboarding process for new partners. Afterwards, the company made the education materials available to other companies, including its licensees.

•	Starbucks and Chase announced the availability of the Starbucks Rewards™ Visa® Prepaid Card in June, the first prepaid or debit product where you can earn Stars outside of Starbucks.

•	Along with its licensed partner Alsea, Starbucks opened its first store in Uruguay in April, marking the brand’s 77th market globally and 18th in the Latin America and Caribbean region.

•	The company repurchased 17.1 million shares of common stock in Q3 FY18; approximately 107 million shares remain available for purchase under current authorizations.

•	As previously announced, the Board of Directors declared a cash dividend of $0.36 per share, payable on August 24, 2018, to shareholders of record as of August 9, 2018.

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Conference Calls
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, Roz Brewer, group president and coo, Belinda Wong, ceo Starbucks China, and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, August 25, 2018.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements
This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, and potential of our business, operations, and brand, the impact of our food, beverage and digital innovation, operational improvements, actions to improve profitability and timing, our commitment to delivering predictable, sustainable growth at scale, our confidence in our global growth strategy, our leadership position around all things coffee and tea and our leadership teams around the world, our continuing growth in share in virtually every market and channel in which we operate, the effect of our streamline initiatives, strategic priorities and corresponding operational initiatives to accelerate growth and long-term shareholder value, statements regarding the estimated impact of the changes in U.S. tax law, net new stores, revenues, earnings per share, operating margins, comparable store sales and tax rates, our fiscal 2018 and long-term financial targets, and our strategic, operational, and digital initiatives, including the East China acquisition, our global coffee alliance with Nestlé, the closure of Teavana stores and other streamlining activities. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the purchase of the remaining 50% ownership of the East China market, the closing of our global coffee alliance with Nestlé and the closure of Teavana stores, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 1, 2017. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jul 1, 2018	Jul 2, 2017	% Change	Jul 1, 2018	Jul 2, 2017

				As a % of total net revenues
Net revenues:
Company-operated stores	$5,060.4	$4,509.0	12.2%	80.2%	79.6%
Licensed stores	660.6	588.3	12.3	10.5	10.4
CPG, foodservice and other	589.3	564.2	4.4	9.3	10.0
Total net revenues	6,310.3	5,661.5	11.5	100.0	100.0
Cost of sales including occupancy costs	2,554.9	2,249.1	13.6	40.5	39.7
Store operating expenses	1,825.0	1,628.9	12.0	28.9	28.8
Other operating expenses	148.0	142.5	3.9	2.3	2.5
Depreciation and amortization expenses	330.0	252.6	30.6	5.2	4.5
General and administrative expenses	468.7	325.0	44.2	7.4	5.7
Restructuring and impairments (1)	16.9	120.2	(85.9)	0.3	2.1
Total operating expenses	5,343.5	4,718.3	13.3	84.7	83.3
Income from equity investees	71.4	101.0	(29.3)	1.1	1.8
Operating income	1,038.2	1,044.2	(0.6)	16.5	18.4
Gain resulting from acquisition of joint venture	2.5	—	nm	—	—
Interest income and other, net	31.5	31.7	(0.6)	0.5	0.6
Interest expense	(45.4)	(23.5)	93.2	(0.7)	(0.4)
Earnings before income taxes	1,026.8	1,052.4	(2.4)	16.3	18.6
Income tax expense	174.8	361.1	(51.6)	2.8	6.4
Net earnings including noncontrolling interests	852.0	691.3	23.2	13.5	12.2
Net loss attributable to noncontrolling interests	(0.5)	(0.3)	66.7	—	—
Net earnings attributable to Starbucks	$852.5	$691.6	23.3	13.5%	12.2%
Net earnings per common share - diluted	$0.61	$0.47	29.8%
Weighted avg. shares outstanding - diluted	1,388.5	1,459.4
Cash dividends declared per share	$0.36	$0.25
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.1%	36.1%
Other operating expenses as a % of non-company-operated store revenues				11.8%	12.4%
Effective tax rate including noncontrolling interests				17.0%	34.3%

(1)
Primarily represents asset impairments of $17.1 million associated with the anticipated closure of certain U.S. company-operated stores recorded in FY18. FY17 included goodwill impairment and other asset impairment charges of $69.3 million and $33.0 million, respectively, associated with our Teavana-branded stores and goodwill impairment of $17.9 million related to our Switzerland retail business.

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	Three Quarters Ended			Three Quarters Ended
	Jul 1, 2018	Jul 2, 2017	% Change	Jul 1, 2018	Jul 2, 2017

				As a % of total net revenues
Net revenues:
Company-operated stores	$14,630.3	$13,173.7	11.1%	79.4%	78.9%
Licensed stores	1,968.6	1,737.4	13.3	10.7	10.4
CPG, foodservice and other (1)	1,817.0	1,777.4	2.2	9.9	10.7
Total net revenues	18,415.9	16,688.5	10.4	100.0	100.0
Cost of sales including occupancy costs	7,573.7	6,685.3	13.3	41.1	40.1
Store operating expenses	5,351.6	4,853.5	10.3	29.1	29.1
Other operating expenses	424.0	422.7	0.3	2.3	2.5
Depreciation and amortization expenses	920.4	756.0	21.7	5.0	4.5
General and administrative expenses	1,253.6	1,008.2	24.3	6.8	6.0
Restructuring and impairments (2)	179.2	120.2	49.1	1.0	0.7
Total operating expenses	15,702.5	13,845.9	13.4	85.3	83.0
Income from equity investees	213.5	269.5	(20.8)	1.2	1.6
Operating income	2,926.9	3,112.1	(6.0)	15.9	18.6
Gain resulting from acquisition of joint venture (3)	1,376.4	—	nm	7.5	—
Net gain resulting from divestiture of certain operations (4)	496.3	9.6	nm	2.7	0.1
Interest income and other, net	155.2	114.1	36.0	0.8	0.7
Interest expense	(106.4)	(70.2)	51.6	(0.6)	(0.4)
Earnings before income taxes	4,848.4	3,165.6	53.2	26.3	19.0
Income tax expense	1,086.5	1,070.1	1.5	5.9	6.4
Net earnings including noncontrolling interests	3,761.9	2,095.5	79.5	20.4	12.6
Net loss attributable to noncontrolling interests	(0.9)	(0.6)	50.0	—	—
Net earnings attributable to Starbucks	$3,762.8	$2,096.1	79.5	20.4%	12.6%
Net earnings per common share - diluted	$2.67	$1.43	86.7%
Weighted avg. shares outstanding - diluted	1,409.9	1,464.9
Cash dividends declared per share	$0.96	$0.75
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.6%	36.8%
Other operating expenses as a % of non-company-operated store revenues				11.2%	12.0%
Effective tax rate including noncontrolling interests				22.4%	33.8%

(1)	CPG revenues in FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $13.2 million.

(2)
Primarily includes restructuring expenses of $129.7 million associated with our Teavana-branded stores, $28.5 million of Switzerland goodwill impairment and $21.0 million related to closing certain company-operated stores in the U.S. and Canada in FY18. FY17 included goodwill impairment and other asset impairment charges of $69.3 million and $33.0 million, respectively, associated with our Teavana-branded stores and goodwill impairment of $17.9 million related to our Switzerland retail business.

(3)	Represents the gain resulting from the acquisition of our East China joint venture.

(4)	Primarily includes the gains on the sales of our Tazo brand and Taiwan joint venture for $347.9 million and $156.6 million, respectively.

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Segment Results (in millions)

Americas

	Jul 1, 2018	Jul 2, 2017	% Change	Jul 1, 2018	Jul 2, 2017

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,768.5	$3,576.4	5.4%	89.1%	89.6%
Licensed stores	452.0	404.5	11.7	10.7	10.1
Foodservice and other	10.1	11.0	(8.2)	0.2	0.3
Total net revenues	4,230.6	3,991.9	6.0	100.0	100.0
Cost of sales including occupancy costs	1,578.1	1,441.7	9.5	37.3	36.1
Store operating expenses	1,447.6	1,338.8	8.1	34.2	33.5
Other operating expenses	34.1	33.1	3.0	0.8	0.8
Depreciation and amortization expenses	159.3	152.8	4.3	3.8	3.8
General and administrative expenses	84.4	50.7	66.5	2.0	1.3
Restructuring and impairments(1)	18.4	—	nm	0.4	—
Total operating expenses	3,321.9	3,017.1	10.1	78.5	75.6
Operating income	$908.7	$974.8	(6.8)%	21.5%	24.4%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.4%	37.4%
Other operating expenses as a % of non-company-operated store revenues				7.4%	8.0%

Three Quarters Ended
Net revenues:
Company-operated stores	$11,120.5	$10,472.3	6.2%	89.0%	89.5%
Licensed stores	1,348.0	1,202.5	12.1	10.8	10.3
Foodservice and other	31.7	28.9	9.7	0.3	0.2
Total net revenues	12,500.2	11,703.7	6.8	100.0	100.0
Cost of sales including occupancy costs	4,716.3	4,236.9	11.3	37.7	36.2
Store operating expenses	4,292.9	3,994.3	7.5	34.3	34.1
Other operating expenses	106.3	96.5	10.2	0.9	0.8
Depreciation and amortization expenses	477.7	460.6	3.7	3.8	3.9
General and administrative expenses	196.4	156.0	25.9	1.6	1.3
Restructuring and impairments(1)	21.0	—	nm	0.2	—
Total operating expenses	9,810.6	8,944.3	9.7	78.5	76.4
Operating income	$2,689.6	$2,759.4	(2.5)%	21.5%	23.6%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.6%	38.1%
Other operating expenses as a % of non-company-operated store revenues				7.7%	7.8%

(1)	Represents restructuring expenses related to closing certain company-operated stores in the U.S. and Canada.

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China/Asia Pacific (CAP)

	Jul 1, 2018	Jul 2, 2017	% Change	Jul 1, 2018	Jul 2, 2017

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$1,136.5	$756.8	50.2%	92.5%	90.0%
Licensed stores	90.1	82.3	9.5	7.3	9.8
Foodservice and other	2.4	1.5	60.0	0.2	0.2
Total net revenues	1,229.0	840.6	46.2	100.0	100.0
Cost of sales including occupancy costs	504.8	353.5	42.8	41.1	42.1
Store operating expenses	310.2	212.1	46.3	25.2	25.2
Other operating expenses	20.2	17.5	15.4	1.6	2.1
Depreciation and amortization expenses	120.7	51.0	136.7	9.8	6.1
General and administrative expenses	62.5	34.5	81.2	5.1	4.1
Total operating expenses	1,018.4	668.6	52.3	82.9	79.5
Income from equity investees	23.5	51.8	(54.6)	1.9	6.2
Operating income	$234.1	$223.8	4.6%	19.0%	26.6%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				27.3%	28.0%
Other operating expenses as a % of non-company-operated store revenues				21.8%	20.9%

Three Quarters Ended
Net revenues:
Company-operated stores	$2,977.6	$2,136.1	39.4%	91.4%	89.7%
Licensed stores	272.8	238.7	14.3	8.4	10.0
Foodservice and other	8.7	5.5	58.2	0.3	0.2
Total net revenues	3,259.1	2,380.3	36.9	100.0	100.0
Cost of sales including occupancy costs	1,387.2	1,024.3	35.4	42.6	43.0
Store operating expenses	835.3	618.9	35.0	25.6	26.0
Other operating expenses	60.0	54.2	10.7	1.8	2.3
Depreciation and amortization expenses	296.0	148.9	98.8	9.1	6.3
General and administrative expenses	136.1	109.2	24.6	4.2	4.6
Total operating expenses	2,714.6	1,955.5	38.8	83.3	82.2
Income from equity investees	91.0	138.4	(34.2)	2.8	5.8
Operating income	$635.5	$563.2	12.8%	19.5%	23.7%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				28.1%	29.0%
Other operating expenses as a % of non-company-operated store revenues				21.3%	22.2%

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EMEA

	Jul 1, 2018	Jul 2, 2017	% Change	Jul 1, 2018	Jul 2, 2017

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$142.9	$136.2	4.9%	51.9%	54.5%
Licensed stores	118.5	100.9	17.4	43.0	40.4
Foodservice	14.0	12.8	9.4	5.1	5.1
Total net revenues	275.4	249.9	10.2	100.0	100.0
Cost of sales including occupancy costs	143.5	134.0	7.1	52.1	53.6
Store operating expenses	58.0	53.8	7.8	21.1	21.5
Other operating expenses	16.0	15.1	6.0	5.8	6.0
Depreciation and amortization expenses	8.0	7.7	3.9	2.9	3.1
General and administrative expenses	15.0	11.6	29.3	5.4	4.6
Restructuring and impairments (1)	—	17.9	nm	—	7.2
Total operating expenses	240.5	240.1	0.2	87.3	96.1
Operating income	$34.9	$9.8	256.1%	12.7%	3.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				40.6%	39.5%
Other operating expenses as a % of non-company-operated store revenues				12.1%	13.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$433.1	$409.6	5.7%	52.5%	55.1%
Licensed stores	346.7	294.0	17.9	42.0	39.5
Foodservice	45.5	40.3	12.9	5.5	5.4
Total net revenues	825.3	743.9	10.9	100.0	100.0
Cost of sales including occupancy costs	440.7	392.6	12.3	53.4	52.8
Store operating expenses	170.4	151.0	12.8	20.6	20.3
Other operating expenses	52.3	45.3	15.5	6.3	6.1
Depreciation and amortization expenses	23.8	22.9	3.9	2.9	3.1
General and administrative expenses	40.1	32.7	22.6	4.9	4.4
Restructuring and impairments (1)	28.5	17.9	59.2	3.5	2.4
Total operating expenses	755.8	662.4	14.1	91.6	89.0
Operating income	$69.5	$81.5	(14.7)%	8.4%	11.0%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.3%	36.9%
Other operating expenses as a % of non-company-operated store revenues				13.3%	13.6%

(1)	Represents goodwill impairment of our Switzerland retail business.

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Channel Development

	Jul 1, 2018	Jul 2, 2017	% Change	Jul 1, 2018	Jul 2, 2017

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$392.4	$364.3	7.7%	77.1%	76.1%
Foodservice	116.6	114.4	1.9	22.9	23.9
Total net revenues	509.0	478.7	6.3	100.0	100.0
Cost of sales	273.0	252.5	8.1	53.6	52.7
Other operating expenses	67.3	62.0	8.5	13.2	13.0
Depreciation and amortization expenses	0.2	0.5	(60.0)	—	0.1
General and administrative expenses	3.6	2.7	33.3	0.7	0.6
Total operating expenses	344.1	317.7	8.3	67.6	66.4
Income from equity investees	47.9	49.2	(2.6)	9.4	10.3
Operating income	$212.8	$210.2	1.2%	41.8%	43.9%

Three Quarters Ended
Net revenues:
CPG (1)	$1,208.0	$1,147.6	5.3%	77.0%	76.8%
Foodservice	361.4	346.0	4.5	23.0	23.2
Total net revenues	1,569.4	1,493.6	5.1	100.0	100.0
Cost of sales	837.3	795.5	5.3	53.4	53.3
Other operating expenses	172.2	172.9	(0.4)	11.0	11.6
Depreciation and amortization expenses	0.9	1.7	(47.1)	0.1	0.1
General and administrative expenses	10.3	8.1	27.2	0.7	0.5
Total operating expenses	1,020.7	978.2	4.3	65.0	65.5
Income from equity investees	122.5	131.1	(6.6)	7.8	8.8
Operating income	$671.2	$646.5	3.8%	42.8%	43.3%

(1)	CPG revenues in FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $13.2 million.

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All Other Segments

	Jul 1, 2018	Jul 2, 2017	% Change
Quarter Ended
Net revenues:
Company-operated stores	$12.5	$39.6	(68.4)%
Licensed stores	—	0.6	nm
CPG, foodservice and other	53.8	60.2	(10.6)
Total net revenues	66.3	100.4	(34.0)
Cost of sales including occupancy costs	55.3	64.8	(14.7)
Store operating expenses	9.2	24.2	(62.0)
Other operating expenses	10.6	14.6	(27.4)
Depreciation and amortization expenses	1.5	3.0	(50.0)
General and administrative expenses	1.0	3.8	(73.7)
Restructuring and impairments (1)	(1.5)	102.3	nm
Total operating expenses	76.1	212.7	(64.2)
Operating loss	$(9.8)	$(112.3)	(91.3)%

Three Quarters Ended
Net revenues:
Company-operated stores	$99.1	$155.7	(36.4)%
Licensed stores	1.1	2.2	(50.0)
CPG, foodservice and other	161.7	209.1	(22.7)
Total net revenues	261.9	367.0	(28.6)
Cost of sales including occupancy costs	192.2	229.5	(16.3)
Store operating expenses	53.0	89.3	(40.6)
Other operating expenses	32.6	52.8	(38.3)
Depreciation and amortization expenses	3.2	9.3	(65.6)
General and administrative expenses	5.6	11.7	(52.1)
Restructuring and impairments (1)	129.7	102.3	26.8
Total operating expenses	416.3	494.9	(15.9)
Operating loss	$(154.4)	$(127.9)	20.7%
(1) Primarily includes restructuring expenses associated with our Teavana-branded stores.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jul 1, 2018	Jul 2, 2017	Change
Revenues	$3,873.8	$3,653.6	6%
Comparable Store Sales Growth(1)	1%	5%
Change in Transactions	(3)%	0%
Change in Ticket	4%	5%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jul 1, 2018	Jul 2, 2017	Jul 1, 2018	Jul 2, 2017	Jul 1, 2018	Jul 2, 2017
Americas:
Company-operated stores	94	125	177	282	9,590	9,301
Licensed stores	86	119	468	413	7,614	7,001
Total Americas	180	244	645	695	17,204	16,302
China/Asia Pacific(1):
Company-operated stores	163	116	1,909	287	4,979	3,098
Licensed stores	94	134	(1,136)	453	3,273	4,085
Total China/Asia Pacific	257	250	773	740	8,252	7,183
EMEA:
Company-operated stores	—	1	(6)	(17)	496	506
Licensed stores	76	86	269	245	2,741	2,364
Total EMEA	76	87	263	228	3,237	2,870
All Other Segments(2):
Company-operated stores	1	(5)	(285)	(14)	5	344
Licensed stores	(3)	(1)	(15)	2	22	37
Total All Other Segments	(2)	(6)	(300)	(12)	27	381

Total Company	511	575	1,381	1,651	28,720	26,736

(1) China/Asia Pacific store data includes the transfer of 1,477 licensed stores in East China to company-operated retail stores as a result of the purchase of our East China joint venture in the first quarter of fiscal 2018.

(2) As of July 1, 2018, All Other Segments included 22 licensed Teavana-branded stores.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
East China acquisition-related gain	Management excludes the gain on the purchase of our East China joint venture as this incremental gain is specific to the purchase activity and for reasons discussed above.
Sale of Taiwan joint venture operations	Management excludes the gain related to the sale of our Taiwan joint venture operations as this incremental gain is specific to the sale activity and for reasons discussed above.
Sale of Tazo brand
Management excludes the net gain on the sale of our assets associated with our Tazo brand and associated transaction costs as these items do not reflect future gains, losses, costs or tax benefits and for reasons discussed above.

Sale of Brazil retail operations
Management excludes the net loss related to the sale of our Brazil retail operations and associated transaction costs as these items do not reflect future losses, expenses or tax impacts for reasons discussed above.

Restructuring, impairment and optimization costs
Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower margin businesses and assets, such as closure of certain company-operated stores and Switzerland goodwill impairment. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

CAP transaction and integration-related costs
Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

Sale of Singapore retail operations	Management excludes the net gain related to the sale of our Singapore retail operations as these items do not reflect future gains, losses or tax impacts and for reasons discussed above.
Sale of Germany retail operations
Management excludes the net gain, associated costs and changes in estimated indemnifications related to the sale of our Germany retail operations as these items do not reflect future gains, losses or tax impacts and for reasons discussed above.

The Starbucks Foundation donation	Management excludes the company's largest donation to a non-profit organization for reasons discussed above.
2018 U.S. stock award	Management excludes the announced incremental 2018 stock-based compensation award for reasons discussed above.
Nestlé transaction related costs	Management excludes the transaction related costs associated with Nestlé for reasons discussed above.
Other tax matters
On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Jul 1, 2018	Jul 2, 2017	Change
Operating income, as reported (GAAP)	$1,038.2	$1,044.2	(0.6)%
Restructuring, impairment and optimization costs (1)	21.7	120.2
CAP transaction and integration-related items (2)	75.9	14.0
2018 U.S. stock award (3)	21.6	—
Nestlé transaction related costs	12.1	—
Sale of Tazo brand	0.4	—
Non-GAAP operating income	$1,169.9	$1,178.4	(0.7)%

Operating margin, as reported (GAAP)	16.5%	18.4%	(190) bps
Restructuring, impairment and optimization costs (1)	0.3	2.1
CAP transaction and integration-related items (2)	1.2	0.3
2018 U.S. stock award (3)	0.3	—
Nestlé transaction related costs	0.2	—
Sale of Tazo brand	—	—
Non-GAAP operating margin	18.5%	20.8%	(230) bps

Diluted net earnings per share, as reported (GAAP)	$0.61	$0.47	29.8%
East China acquisition gain	—	—
Sale of Tazo brand	—	—
Restructuring, impairment and optimization costs (1)	0.02	0.08
CAP transaction and integration-related items (2)	0.05	0.01
2018 U.S. stock award (3)	0.02	—
Nestlé transaction related costs	0.01	—
Other tax matters (4)	(0.01)	—
Income tax effect on Non-GAAP adjustments (5)	(0.08)	(0.02)
Non-GAAP net earnings per share	$0.62	$0.55	12.7%

(1)
Represents costs associated with our restructuring efforts, primarily asset impairments related to certain company-operated store closures in the U.S., as well as business process optimization costs, largely consulting fees in FY18. FY17 represents goodwill and other asset impairment charges associated with our Teavana-branded stores and goodwill impairment related to our Switzerland retail business.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings and re-measurement of deferred taxes.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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	Year Ended
	Sep 30, 2018	Oct 1, 2017
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$3.26 - $3.28	$1.97	65% - 66%
East China acquisition gain	(0.99)	—
Sale of Taiwan joint venture operations	(0.11)	—
Sale of Tazo brand	(0.25)	—
Restructuring, impairment and optimization costs (1)	0.14	0.11
CAP transaction and integration-related items (2)	0.18	0.04
Sale of Brazil retail operations	0.01	—
Sale of Singapore retail operations	—	(0.06)
Sale of Germany retail operations	—	(0.01)
The Starbucks Foundation donation	—	0.03
2018 U.S. stock award (4)	0.03	—
Nestlé transaction related costs	0.01	—
Other tax matters (3)	0.12	—
Income tax effect on Non-GAAP adjustments (5)	—	(0.04)
Non-GAAP net earnings per share	$2.40 - $2.42	$2.06	17%

(1)	Represents restructuring, impairment and business optimization costs and inventory write-offs related to these efforts recorded within cost of sales including occupancy costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings and re-measurement of deferred taxes.

(4)	Represents incremental stock-based compensation award for U.S. partners (employees).

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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